Exhibit 21.1
Attachment A
CATALENT, INC. SUBSIDIARIES
As of June 30, 2019

NAME (STATE/COUNTRY OF ORGANIZATION)
WHOLLY OWNED SUBSIDIARIES OF CATALENT, INC. (UNLESS OTHERWISE INDICATED)

1	ACN 093 794 104 Pty Ltd (AUSTRALIA)
2	Catalent Argentina S.A.I.C. (ARGENTINA)
3	Catalent Australia Holding Pty Ltd (AUSTRALIA)
4	Catalent Australia Pty Ltd (AUSTRALIA)
5	Catalent Belgium Holding S.A. (BELGIUM)
6	Catalent Belgium S.A. (BELGIUM)
7	Catalent Brasil Ltda (BRAZIL)
8	Catalent China Holdings Limited (CAYMAN ISLANDS)
9	Catalent Cosmetics AG (SWITZERLAND)
10	Catalent CTS (Edinburgh) Limited (UNITED KINGDOM)
11	Catalent CTS (Kansas City), LLC (DELAWARE)
12	Catalent CTS (Singapore) Pvt Ltd (SINGAPORE)
13	Catalent CTS (Wales) Limited (UNITED KINGDOM)
14	Catalent CTS UK Holding Limited (UNITED KINGDOM)
15	Catalent CTS, LLC (DELAWARE)
16	Catalent France Beinheim S.A. (FRANCE) (99.85%)
17	Catalent France Limoges Holding S.A.S. (FRANCE)
18	Catalent France Limoges S.A.S. (FRANCE)
19	Catalent Germany Eberbach GmbH (GERMANY)
20	Catalent Germany Holding II GmbH (GERMANY)
21	Catalent Germany Holding III GmbH (GERMANY)
22	Catalent Germany Schorndorf GmbH (GERMANY)
23	Catalent Holdco II, LLC (DELAWARE)
24	Catalent Holdco III, LLC (DELAWARE)
25	Catalent Holdco IV, LLC (DELAWARE)
26	Catalent Indiana Holdings, LLC (DELAWARE)
27	Catalent Indiana, LLC (INDIANA)
28	Catalent Italy Holding Srl (ITALY)
29	Catalent Italy S.p.A. (ITALY)
30	Catalent Japan K.K. (JAPAN)
31	Catalent Micron Technologies Limited (UNITED KINGDOM)
32	Catalent Micron Technologies, Inc. (PENNSYLVANIA)
33	Catalent MTI Pharma Solutions Limited (UNITED KINGDOM)
34	Catalent MTI Pharma Solutions, Inc. (DELAWARE)
35	Catalent Netherlands Holding B.V. (NETHERLANDS)
36	Catalent Nottingham Limited (UNITED KINGDOM)
37	Catalent Ontario Limited (CANADA)
38	Catalent Pharma Solutions GmbH (SWITZERLAND)
39	Catalent Pharma Solutions Limited (UNITED KINGDOM)

Exhibit 21.1

40	Catalent Pharma Solutions, Inc. (DELAWARE)
41	Catalent Pharma Solutions, LLC (DELAWARE)
42	Catalent Pharmaceutical Consulting (Shanghai) Co., Ltd. (CHINA)
43	Catalent PR Humacao, Inc. (PUERTO RICO)
44	Catalent San Diego Inc. (CALIFORNIA)
45	Catalent (Shanghai) Clinical Trial Supplies Co Ltd. (CHINA)
46	Catalent Singapore Holdings Pte. Ltd. (SINGAPORE)
47	Catalent U.K. Packaging Limited (UNITED KINGDOM)
48	Catalent U.K. Swindon Encaps Limited (UNITED KINGDOM)
49	Catalent U.K. Swindon Holding II Limited (UNITED KINGDOM)
50	Catalent U.K. Swindon Zydis Limited (UNITED KINGDOM)
51	Catalent UK Supply Chain Limited (UNITED KINGDOM)
52	Catalent Uruguay S.A. (URUGUAY)
53	Catalent US Holding I, LLC (DELAWARE)
54	Catalent USA Packaging, LLC (DELAWARE)
55	Catalent USA Woodstock, Inc. (ILLINOIS)
56	Columbia Laboratories (Bermuda) Ltd. (BERMUDA)
57	Columbia Labs UK Ltd (UNITED KINGDOM)
58	Juniper Pharmaceuticals (France) SARL (FRANCE)
59	Juniper Pharmaceuticals, Inc. (DELAWARE)
60	Molecular Profiles Ltd (UNITED KINGDOM)
61	Paragon Bioservices, Inc. (DELAWARE)
62	PTS Intermediate Holdings LLC (DELAWARE)
63	R.P. Scherer DDS B.V. (NETHERLANDS)
64	R.P. Scherer Technologies, LLC (NEVADA)
65	Raritan Valley Insurance Company (NEW JERSEY)
66	Redwood Bioscience Inc. (DELAWARE)